                     COMMON STOCK PURCHASE OPTION AGREEMENT

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH SUCH SECURITIES AND EXCHANGE COMMISSION. HOWEVER, NEITHER SUCH SECURITIES, SUCH COMMON STOCK, NOR ANY INTEREST THEREIN MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT,
      (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS OPTION IS
                         RESTRICTED AS DESCRIBED HEREIN.

      VOID AFTER 5:00 P.M., NEW YORK TIME, DECEMBER 7, 2000


                           DUSA PHARMACEUTICALS, INC.

                             Option for the Purchase
                                       of
                          ______ Shares of Common Stock

No. __


      THIS CERTIFIES that, subject to the terms hereof, including without limitation Section 4 hereof, for receipt in hand of $_____ and other value received, _________________ with an address c/o Sunrise Securities Corp., 919 Third Avenue, New York, New York 10022 (the "Holder"), is entitled to subscribe for and purchase from DUSA Pharmaceuticals, Inc., a New Jersey corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after December 8, 1996, and before 5:00 P.M. on December 7, 2000, New York time (the "Exercise Period"), Twenty Four Thousand Five Hundred Forty Five (24,545) shares of the Company's Common Stock, without par value, subject to adjustment as provided herein (the "Option Shares"), at a price of $ 7.70 per share, subject to adjustment as provided herein (the "Exercise Price"). This Purchase Option shall not be redeemable by the Holder. This Purchase Option is the Purchase Option or one of the Purchase Options (collectively, including any Purchase Option issued upon the exercise or transfer of any such Purchase Options, in whole or in part, the "Options") issued pursuant to the Underwriting Agreement, dated December 11, 1995, between the Company and Sunrise Securities Corp. (the "Underwriting Agreement"). As used herein, the term "this Option" shall mean and include this Option and any Option or Options hereafter issued as a consequence of the exercise or transfer of this Option in whole or in part. This Option may not be sold, transferred, assigned or hypothecated until December 8, 1996, except that it may be assigned, in whole or in part, to (i) one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) a successor to the Holder, or the officers or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law; and the term the "Holder" as used herein shall include any transferee to whom this Option has been transferred in accordance with the above. No such sale, transfer, assignment or hypothecation of this Option, or of the Option Shares, will be permitted unless (a) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect thereto has become effective and appropriate qualification or other action has been taken under state securities laws or (b) there is presented to the Company notice of the proposed transfer and a legal opinion reasonably satisfactory to the Company that such registration and qualification or other action is not required.

      1. This Option may be exercised during the Exercise Period, as to the whole or any lesser number of whole Option Shares, by the surrender of this Option (with the election at the end hereof duly executed) to the Company at its office at 6870 Goreway Drive, Mississauga, Ontario L4V 1P1, or at such other place as may be designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Option Shares for which this Option is being exercised. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the Exercise Period, to require the Company to convert this Option, in whole or in part, into the Option Shares as provided for in this Section (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Option Shares issuable upon exercise of the portion of the Option being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Option (on a per Option Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price in effect immediately prior to the exercise of the Conversion Right from the Current Market Price (as determined pursuant to Section 5(f) below), for the shares of Common Stock issuable upon exercise of the Option immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section may be exercised in whole or in part and at any time and from time to time while any Options remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Option accompanied by the form of Subscription Agreement duly filled in and signed and a duly completed Conversion Notice in the form attached hereto. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Option Shares being issued upon such exercise of this Option. This Option (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Option for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole Option Shares which the Holder shall be entitled as a result of the conversion, and (ii) if such Option is being converted in part only, a new Option exercisable for the number of Option Shares equal to the unconverted portion of the Option. Upon any exercise (which term, as used herein, shall include any exercise of the Conversion Right) of this Option, in lieu of any fractional Option Shares to which the Holder shall be entitled, the Company shall pay to the Holder cash in accordance with the provisions of
Section 5(c) hereof.

      2. Upon each exercise of the Holder's rights to exercise this Option, the Holder shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Option Shares shall not then have been actually delivered to the Holder. As promptly as practicable after each such exercise of this Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Option Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the right of the Holder to purchase the balance of the Option Shares (or portions thereof) subject to purchase hereunder.

      3. Any Options issued upon the transfer or exercise in part of this Option shall be numbered and shall be registered in an option register (the "Option Register") as they are issued. The Company shall be entitled to treat the registered holder of any Option on the Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Option on the part of any other person, and shall not be liable for any registration or transfer of Options which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Option shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his or its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Option or Options to the person entitled thereto. This Option may be exchanged, at the option of the Holder thereof, for another Option, or other Options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Option Shares (or portions thereof), upon surrender of this Option to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Option to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

      4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the issuance of the Option Shares upon the exercise of the Options, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option, upon receipt by the Company of the full payment therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

      5. Subject to the provisions of this Section 5, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

            (a) In case the Company shall at any time after the date the Options were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock,
(iii) combine the outstanding Common Stock into a smaller number of shares, or
(iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving or continuing corporation), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Options outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the holders of the Options after such time shall be entitled to receive the aggregate number and kind of shares which, if such Options had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) In case the Company shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the surviving or continuing corporation) evidences of its indebtedness, cash, or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 5(f) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

            (c) All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be; provided, however that, no adjustment in the Exercise Price shall be required if such adjustment is less than $.05; and provided, further, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Option. If any fraction of a share would be issuable on the exercise of this Option (or specified portions thereof), the Company shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price (as hereinafter defined) of such share of Common Stock on the date of exercise of this Option.

            (d) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event (an "Event"), the Company may elect to defer, until the occurrence of such Event, issuing to the Holder, if the Holder exercised this Option after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the number of Option Shares, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the Event requiring such adjustment.

            (e) Whenever there shall be an adjustment as provided in this
Section 5, the Company shall within 15 days thereafter cause written notice thereof to be sent by certified or registered mail, postage prepaid, or by recognized overnight courier service to the Holder, at its address as it shall appear in the Option Register, which notice shall be accompanied by an officer's certificate setting forth (i) the number of Option Shares issuable hereunder and the Exercise Price, each both before and after such adjustment; and (ii) a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            (f) The Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal United States national securities exchange (including, for purposes hereof, the Nasdaq National Market (the "Nasdaq")) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any United States national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any United States national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

            (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Section 5(b) hereof, the Options shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing (A) the product obtained by multiplying the number of shares purchasable upon exercise of the Options prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

      6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Option (in lieu of the number of shares of Common Stock theretofore deliverable) the kind and amount of shares of stock or other securities or property receivable upon such Reorganization by a holder of the number of shares of Common Stock, for which this Option might have been exercised immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Option. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Holder and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Reorganization unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions.

            (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Option (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares of Common Stock into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving or continuing corporation and in which there is a reclassification or change (including a change in the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination of the outstanding shares of Common Stock, but including any change of the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Option might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

            (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      7. In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

            (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

            (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Option Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

      8. The issuance of any shares or other securities upon the exercise of this Option and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder (except for any tax that is payable in respect of any such transfer and any related exercise of this Option and that would be payable pursuant to the first sentence of this Section 8 were such certificate to be issued in the name of Holder) and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      9. (a) If, at any time during the seven-year period commencing on December 8, 1995 the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Options or Option Shares are outstanding, the Company shall give all of the then holders of any Options (the "Eligible Holders") at least 45 days' prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Option Shares sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Option Shares and/or, at any time during the five-year period commencing on December 8, 1995, of the Options of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Option Shares and/or the Options through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Option Shares and/or the Options requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then any Eligible Holder who shall have requested registration of his or its Option Shares and/or the Options shall delay the offering and sale of such securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request (the "Delay Period"); provided that if any securities of the Company are included in such registration statement and are eligible for sale during the Delay Period for the account of any person other than the Company, a pro rata portion of the securities which were requested to be included and eligible for sale during the Delay Period shall also be included in such registration statement and shall be eligible for sale during the Delay Period.

            (b) If, on any two occasions during the seven-year period commencing on December 8, 1995, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Options then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Option Shares (the "Majority Holders"), to register the sale of all or part of the Option Shares and/or, at any time during the five-year period ending December 7, 2000, of the Options, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Option Shares and the Options (whether covered by such request from the Majority Holders or by any other written request from any Eligible Holder received within 30 days after such Eligible Holder's receipt of the Company's notice, as described in the last sentence of this Section 9(b)) through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable; provided, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Option Shares and the Options sold by the Eligible Holders) shall be borne by the Company. Within three business days after receiving any request contemplated by this Section 9(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Option Shares and/or, at any time during the five-year period commencing on December 8, 1995, the Options, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice.

            (c) In the event of a registration pursuant to the provisions of this Section 9, the Company shall use its best efforts to cause the Options and/or the Option Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 9(c) in which it is not otherwise required to qualify to do business or otherwise subject itself to general service of process in any such state.

            (d) The Company shall keep effective any registration or qualification contemplated by this Section 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Options and/or the Option Shares covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Options and/or Option Shares; provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Options and/or the Option Shares beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Options and/or the Option Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

            (e) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Options and/or the Option Shares included in such registration.

            (f) In the event of a registration pursuant to the provisions of this Section 9, the Company shall furnish each Eligible Holder of any Options and/or Option Shares so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

            (g) In the event of a registration pursuant to the provision of this
Section 9, the Company shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Options and/or Option Shares.

            (h) The Company agrees that until all the Options and/or the Option Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall, so long as it is so required by applicable law, timely file all reports, statements and other materials required to be filed with the Commission to permit holders of the Options and/or the Option Shares to sell such securities under Rule 144.

            (i) The Company will not, without the written consent of the Majority Holders, grant to any persons the right to request the Company to register any securities of the Company, provided that the Company may grant such registration rights to other persons so long as such rights do not conflict with the rights of the Eligible Holders.

      10. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Options and/or the Option Shares, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Options and/or the Option Shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Option. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Option.

      If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 10(a) and shall not relieve the Company from any liability pursuant to this Section 10(a) except to the extent the Company has been prejudiced in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent (which shall not be unreasonably withheld) of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Options and/or Option Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Options and/or Option Shares.

            (b) Each of the Holder and any Eligible Holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering Options and/or Option Shares held by the Holder and any Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Holder in Section 10(a), but only with respect to statements or omissions, if any, made in any registration statement or final prospectus, or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder by or on behalf of the Holder or with respect to any Eligible Holder or by or on behalf of such Eligible Holder expressly for inclusion in any such registration statement or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the Holder and each Eligible Holder shall be liable only for written information furnished to the Company by it or on its own behalf for inclusion in a registration statement. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this Section 10(b), the Holder and each Eligible Holder, as the case may be, shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 10(a).

            (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 10(a) or 10(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Option Shares included in such registration in the aggregate (including for this purpose any contribution made by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10(c). In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Options) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Options) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10(c), each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10(c). Anything in this Section 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

      11. Unless registered pursuant to the provisions of Section 9 hereof, the Option Shares issued upon exercise of the Option shall be subject to a stop transfer order and the certificate or certificates evidencing such Option Shares, shall bear the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR
            (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

      12. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option (and upon surrender of any Option if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Option of like date, tenor and denomination.

      13. The Holder of any Option shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Option.

      14. This Option shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      15. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Option, any document or instrument delivered pursuant to, in connection with or simultaneously with this Option, or a breach of this Option or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 11 of the Underwriting Agreement.

Dated: December 21, 1995

                                               DUSA PHARMACEUTICALS, INC.


                                          By: _____________________________
                                              D. Geoffrey Shulman, M.D.
[Seal]                                        President and Chief Executive
                                                Officer

____________________
Secretary

                              FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the attached Option.)

      FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns, and transfers unto _________________ an Option to purchase __________ shares of Common Stock, without par value, of DUSA Pharmaceuticals, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________________ attorney to transfer such Option on the books of the Company, with full power of substitution.

Dated: _____________________

                                    Signature_______________________

                                   NOTICE
      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Option in every particular, without alteration or enlargement or any change whatsoever.

                            ELECTION TO EXERCISE



To:   DUSA Pharmaceuticals, Inc.
      6870 Goreway Drive
      Mississauga, Ontario L4V 1P1


            The undersigned hereby exercises his or its rights to purchase _______ Option Shares covered by the within Option and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:








                  (Print Name, Address and Social Security
                        or Tax Identification Number)


and, if such number of Option Shares shall not be all the Option Shares covered by the within Option, that a new Option for the balance of the Option Shares covered by the within Option be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated: __________________           Name________________________
                                                (Print)

Address:




                                               (Signature)

                       CONVERSION RIGHT EXERCISE FORM
(To be executed upon exercise of the Conversion Right provisions contained in Section 1 of this Option)


            The undersigned hereby irrevocably elects to surrender ___ percent of its Option for such Option Shares pursuant to the Conversion Right provisions of the within Option, as provided for in Section 1 of such Option.

            Please issue a certificate or certificates for such Option Shares in the name of the undersigned, pay cash for any fractional share pursuant to
Section 5(c) of the Option (if applicable) and issue a new Option for the unexercised portion thereof (if applicable).



                                 Name _________________________________

                                 (Please Print Name, Address and Social Security No.)


                                 Address_____________________________

                                 _____________________________________

                                 ______________________________________


                                 Social _______________________________
                                 Security No.


                                 Signature ____________________________
                                 NOTE:   The above signature should
                                       correspond exactly with the name
                                       on the first page of this Option or
                                       with the name of the assignee
                                       appearing in the
                                       assignment form below